UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: February 15, 2007

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 21, 2007, the Company issued a press release and other financial information regarding its fourth quarter and full year results. The Press release and other financial information are attached hereto as Exhibit 99.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, Carl J. Fazio, Jr. resigned as a director of OurPet’s Company (the “Company”) to focus on other business interests. William M. Fraser was subsequently appointed by the remaining directors on February 19, 2007 to fill the vacancy in the board created by Mr. Fazio’s departure. Mr. Fraser is also expected to replace Mr. Fazio on the board’s compensation committee. The board intends to nominate Mr. Fraser for election by the stockholders at 2007 annual meeting of stockholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99	Company press release dated February 21, 2007 and other financial information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2007	OurPet’s Company

	By:	/s/ John G. Murchie
John G. Murchie, Vice President and
Chief Financial Officer

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